Exhibit 23     Consent of Independent Accountants
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We hereby consent to the incorporation by reference in the Registration

Statement on Form S-8 (Number 33-36798) and to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms

S-3 (Numbers 33-48524, 33-58810, and 33-50377) of Potomac Electric

Power Company of our report dated January 21, 1994 appearing in the Annual

Report to shareholders which is also incorporated by reference in this Annual

Report on Form 10-K.  We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedules, which appears under

Item 14 (d) of this Form 10-K.







/s/ Price Waterhouse

Washington, D.C.
March 25, 1994
























Report of Independent Accountants on Consolidated
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Financial Statement Schedules
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January 21, 1994


To the Board of Directors of
Potomac Electric Power Company


Our audits of the consolidated financial statements referred to in our report dated January 21, 1994 appearing in the 1993 Annual Report to shareholders of

Potomac Electric Power Company (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K)

also included an audit of the consolidated financial statement schedules listed in Item 14(a) of this Form 10-K.  In our opinion, these consolidated financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.







/s/ Price Waterhouse

Washington, D.C.